UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

inTEST Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online Go to www.investorvote.com/INTT or scan the QR code – login details are located in the shaded bar below.

Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the

inTEST Corporation Shareholder Meeting to be Held on Thursday, June 20, 2024, at 11:00 a.m. EDT

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice of the 2024 Annual Meeting of Shareholders, Proxy Statement and 2023 Annual Report on Form 10-K are available at:

www.investorvote.com/INTT

Easy Online Access — View your proxy materials and vote.

Step 1: Go to www.investorvote.com/INTT.

Step 2: Click on the icon on the right to view meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 7, 2024 to facilitate timely delivery.

⬛	2 N O T

         03ZM2B

Stockholder Meeting Notice

The 2024 Annual Meeting of Stockholders of inTEST Corporation will be held on Thursday, June 20, 2024, at 11:00 a.m. EDT, via live webcast at meetnow.global/M65A9VM.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all nominees included in Proposal 1 and FOR Proposals 2 and 3:

1.	Election of Directors:

01 - Steven J. Abrams, Esq.

02 - Jeffrey A. Beck

03 - Joseph W. Dews IV

04 - Richard N. Grant, Jr.

05 - Gerald J. Maginnis

2.	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2024.

3.	Approval, on an advisory basis, of the compensation of our named executive officers.

Note: In their discretion, and in accordance with applicable law, the proxies are authorized to vote upon such other matters that may come before the meeting or any adjournment or postponement of the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a paper or email copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–   Internet - Go to www.investorvote.com/INTT.

–   Phone - Call us free of charge at 1-866-641-4276.

–   Email - Send an email to investorvote@computershare.com with “Proxy Materials inTEST Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

    To facilitate timely delivery, requests for a paper copy of proxy materials must be received by June 7, 2024.